(e)(1)(i)

September 30, 2011

Michael J. Roland

Executive Vice President

ING Investments Distributor, LLC

7337 E. Doubletree Ranch Road, Suite 100

Scottsdale, AZ  85258

Dear Mr. Roland:

Pursuant to the Underwriting Agreement dated September 23, 2002, as amended, between ING Mutual Funds and ING Investments Distributor, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Emerging Markets Equity Fund (the “Fund”), a newly established series of ING Mutual Funds, effective on September 30, 2011, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the Amended Schedule A of the Agreement.  The Amended Schedule A is attached hereto.

Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Fund.

Very sincerely,

By:

/s/ Kimberly A. Anderson

Kimberly A. Anderson

Senior Vice President

ING Mutual Funds

ACCEPTED AND AGREED TO:

ING Investments Distributor, LLC

By:

/s/ Michael J. Roland

Michael J. Roland

Executive Vice President

7337 E. Doubletree Ranch Rd., Suite 100

Tel:

480.477.3000

ING Mutual Funds

Scottsdale, AZ 85258-2034

Fax:

480.477.2700

www.ingfunds.com

AMENDED SCHEDULE A

with respect to the

UNDERWRITING AGREEMENT

between

ING MUTUAL FUNDS

and

ING INVESTMENTS DISTRIBUTOR, LLC

Name of Fund
ING Diversified International Fund
ING Emerging Countries Fund ING Emerging Markets Equity Fund
ING Global Bond Fund
ING Global Equity Dividend Fund
ING Global Natural Resources Fund
ING Global Opportunities Fund
ING Global Real Estate Fund
ING Global Value Choice Fund
ING Greater China Fund
ING Index Plus International Equity Fund
ING International Capital Appreciation Fund
ING International Core Fund
ING International Growth Fund
ING International Real Estate Fund
ING International SmallCap Multi-Manager Fund
ING International Value Choice Fund
ING Russia Fund